                                                                   EXHIBIT 10.24










                                     KB HOME



                             DEATH BENEFIT ONLY PLAN









                                November 1, 2001

                                TABLE OF CONTENTS

                                                                            PAGE
ARTICLE I       PURPOSE AND SPECIFICATIONS...................................1

ARTICLE II      DEFINITIONS..................................................1

ARTICLE III     PARTICIPATION................................................3

ARTICLE IV      BENEFICIARIES................................................3

ARTICLE V       PLAN BENEFITS................................................4

ARTICLE VI      ADMINISTRATION OF THE PLAN...................................5

ARTICLE VII     AMENDMENT OR TERMINATION OF PLAN.............................7

ARTICLE VIII    MISCELLANEOUS PROVISIONS.....................................8

ARTICLE IX      ESTABLISHMENT OF TRUST AND SPECIAL PROVISIONS
                IN THE EVENT OF A CHANGE IN CONTROL.........................10

ARTICLE I  PURPOSE AND SPECIFICATIONS

        The purpose of this Death Benefit Only Plan (the "Plan") is to provide selected employees of KB Home (the "Company") with an employment benefit similar to term life insurance. The Plan is effective as of November 1, 2001.


ARTICLE II  DEFINITIONS

2.1 "Affiliated Employer" means any corporation which is a member of a controlled group (as defined in Code Sections 414(b) and 1563(a)) that includes the Company, any trade or business (whether or not incorporated) that is under common control (as defined in Code Sections 414(c) and 1563(a)) with the Company, any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Code Section 414(m)) that includes the Company, and any other entity required to be aggregated with the Company pursuant to Code Section 414(o) and the Regulations thereunder.

2.2     "Basic Benefit" is either $1,000,000 (Tier 1) or $500,000 (Tier 2).

2.3 "Beneficiary" means the person(s) described in Article IV who is entitled to receive benefits under the Plan after the death of a Participant.

2.4 "Change in Control" shall mean any change in control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 10-K, as in effect on November 1, 2001, pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Act"); provided that, without limitation, such a "Change in Control" shall be deemed to have occurred if:

(a) a third person, including a "group" as such term is used in section 13(d)(3) of the Act, becomes the beneficial owner, directly or indirectly, of 20 percent or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company unless such acquisition of beneficial ownership is approved by a majority of the Incumbent Board (as such term is defined in paragraph (b) below); or

(b) individuals who, as of November 1, 2001, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to November 1, 2001 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) shall be, for purposes of this Article, considered as though such person were a member of the Incumbent Board.

2.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

2.6 The "Committee" means the Committee with the responsibilities set forth herein. The Committee shall be appointed by the Company, acting through its Chief Executive Officer or a delegate of such officer.

2.7     "Employee" means any individual employed by the Company or an Employer.

2.8 "Employer" means the Company, any Affiliated Employer that adopts the Plan, any predecessor employer named in the Plan, and any successor employer that may adopt the Plan. By its adoption of the Plan an Affiliated Employer agrees to pay whatever payments are necessary under the Plan to provide the benefits promised under the Plan to its current and former Employees and their Beneficiaries.

2.9 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

2.10 "Participant" means any Employee who participates in this Plan in accordance with Article III.

2.11    "Plan Year" means a calendar year.

2.12 "Supplemental Benefit" means the amount payable in addition to the Basic Benefit in accordance with Article V.

2.13 "Totally Disabled" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.

2.14 "Vested" means that a Participant has completed (a) 10 Years of Service, including (b) five consecutive Years of Service while a Participant in the Plan.

        (a) "Years of Service" shall be measured from the date of a Participant's initial employment by the Company and shall continue so long as the Participant is treated as an employee on Company's records. In the case of an Employee who is terminated and rehired, periods of service shall be added together to determine the total Years of Service. The Committee, in its complete discretion, may determine to award additional Years of Service to a Participant.

               (b) For the purpose of determining Years of Service, employment with any company that is an Affiliated Employer will be included.

ARTICLE III  PARTICIPATION

3.1 Commencement of Participation. The Committee shall select the Employees who shall participate under the Plan. Employees shall only be eligible for selection if they constitute part of a "select group of management or highly compensated employees" within the meaning of such phrase as it is used in Subtitle B of Title I of ERISA. At the time of selection a Participant shall be selected by the Committee to be eligible for either the Tier 1 or Tier 2 Basic Benefit. Once the Participant has been selected for the initial tier, such selection may not be revoked or modified, except that the Committee may subsequently determine that a Tier 2 Participant may become eligible for a Tier 1 Basic Benefit, which subsequent selection may not be revoked.

3.2 Cessation of Participation. A Participant shall cease to be a Participant, so that his or her Beneficiary shall no longer be entitled to benefits only (a) if the Participant terminates employment before he or she is Vested or (b), in the case of a Participant who is not Vested, the Plan is terminated under the circumstances set forth in Article VII.

3.3 Reinstatement of Former Participant. A former Participant who is reemployed by the Company shall only become a Participant again on the date he or she is reemployed if he or she is affirmatively selected to participate again by the Committee.

3.4 Required Documentation and Related Conditions to Eligibility. In no event shall an Employee become a Participant before filling out all documentation and taking any other steps required by the Committee as a condition of participating in the Plan. Such steps shall include the filling out of a Life Insurance Consent Card and may include the taking of a physical examination or such other steps as are required as a condition to the Company's purchase of life insurance on the life of the Participant.

               Notwithstanding any other provisions of this Plan, the eligibility of an Employee to participate in the Plan is conditioned on a determination that life insurance on the life of such Participant can be purchased at standard rates. If an Employee cannot be insured at standard rates, then, notwithstanding the initial selection of such Employee (or any subsequent determination that the Participant shall be increased from a Tier 2 to a Tier 1 Basic Benefit), the Committee may determine in its complete discretion that the Employee shall not participate in the Plan.

ARTICLE IV  BENEFICIARIES

4.1 Designation. Each Participant shall have the right to designate, on forms provided by the Committee, a Beneficiary to receive the benefits provided under the Plan in the event of the Participant's death, and shall have the right at any time to revoke such designation or to substitute another such Beneficiary. Any such change shall be effective on the date of written notice from the Participant naming a new or additional Beneficiary. Such notice shall be delivered to the Committee.

4.2 Absence of Valid Designation. If, upon the death of a Participant, there is no valid designation of Beneficiary on file with the Committee, the Committee shall designate the Participant's surviving spouse as Beneficiary, or if there is no surviving spouse, the Participant's estate.

ARTICLE V  PLAN BENEFITS

5.1 Basic Benefit. In the event of a Participant's death, the Company shall pay the applicable Basic Benefit directly to the Participant's Beneficiary within 90 days after the date of death.

5.2 Supplemental Benefit. The Supplemental Benefit is intended to offset the income tax liability incurred by the Beneficiary as a result of receiving the Basic Benefit and shall be paid by the Company directly to the Participant's Beneficiary concurrently with the payment of the Basic Benefit. The Supplemental Benefit is an attribute of the Basic Benefit, so that, like the Basic Benefit, the right to the Supplemental Benefit cannot be altered to the same extent that the Basic Benefit cannot be altered.

        The Committee shall determine the amount of the Supplemental Benefit based on the highest combined federal and state net effective income tax rate in effect the year the Basic Benefit is paid. Assuming that the federal rate is X and the state rate is Y, the Supplemental Benefit equals (Basic Benefit divided by Z) minus the Basic Benefit, where Z equals (1-X) times (1-Y). For example, if the Basic Benefit is $1,000,000, X is .4 (i.e., the highest marginal federal tax rate is 40%), and Y is .1 (i.e., the highest marginal state tax rate is 10%), the Supplemental Benefit would be $851,851.85. The state income tax rate shall be based on the state of residence of the beneficiary, as ascertained by the Committee in its sole discretion.

        In addition, to the extent that the Basic Benefit or Supplemental Benefit is subject to payroll taxes, the Committee may in its complete discretion determine to increase the amount of the Supplemental Benefit by an additional amount up to X. X is an amount equal to such payroll taxes, after taking into account the reduction of X by any federal or state income taxes (computed as described in the first paragraph of this section) or payroll taxes attributable to X.

5.3 Permanent Disability. If a Participant becomes Totally Disabled after completing three Years of Service and such individual remains Totally Disabled at all times until his or her death, the Company shall pay the Basic Benefit and the Supplemental Benefit directly to the former Participant's Beneficiary within 90 days after the date of death; provided, however, that the Basic Benefit shall be determined as of the time the Participant became Totally Disabled.

5.4 Certain Limitations. The Company has purchased certain life insurance policies on the lives of Participants. Notwithstanding any other provision of the Plan, no benefits shall be payable under the Plan if death occurs under circumstances such that the policy on the life of a Participant does not pay a full death benefit, as will occur, for example, in the case of suicide within two years after the policy date.

ARTICLE VI  ADMINISTRATION OF THE PLAN

6.1     Selection of the Committee

There shall be created a "Committee," consisting of one or more members who shall be selected by Company and who shall serve at its pleasure. A Committee member may resign by delivering his or her written resignation to Company or be removed by Company by delivery of written notice of removal, to take effect on the date specified therein. Vacancies due to resignation, death, removal or other causes shall be filled promptly by Company. The Trustee may rely on the latest certification as to the membership of the Committee. At the direction of Company, each member of the Committee shall be bonded in accordance with Section 412 of ERISA.

6.2     Action by the Committee

A majority of the members of the Committee shall constitute a quorum, and any action by the majority present at a meeting at which a quorum is present, or by all of the members in writing or electronically without a meeting, shall constitute the action of the Committee. Any action taken in good faith by the Committee in the exercise of authority conferred upon it by this Article shall be conclusive and binding upon Participants and their Beneficiaries. All discretions conferred upon the Committee shall be absolute. The Committee may designate one or more of its members or alternate members to transmit its decisions and instructions to the Trustee or other interested parties.

6.3     Allocation and Delegation of Responsibilities

If the Committee is comprised of more than one member, the responsibilities of each member may be specified by Company and accepted in writing by each member. In the event that no such delegation is made by Company, the members may allocate the responsibilities among themselves, in which event the members shall notify Company in writing of such action and shall specify the responsibilities of each member.

6.4     Powers and Duties of the Committee

The Committee shall have the duty to manage and administer the Plan in accordance with the terms and provisions of this Article, and shall have the power:

        (a)    To construe and interpret the terms and provisions of the Plan;

        (b) To compute the amount and determine the kind of benefits payable to Participants or their Beneficiaries;

        (c) To employ such persons or organizations, including without limitation, actuaries, attorneys, accountants, independent fiduciaries, and administrative consultants, to render advice or perform services with respect to the responsibilities of the Committee under the Plan;

        (d) To make and publish such rules for the administration of the Plan as are not inconsistent with the terms hereof.

6.5     Indemnification by Company

Company shall indemnify and hold harmless the members of the Committee and any other persons to whom any fiduciary responsibility with respect to the Plan is allocated or delegated, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of their duties, responsibilities and obligations under the Plan and under ERISA or the Code, other than such liabilities, costs and expenses as may result from the bad faith or criminal acts of such persons.

6.6     Records and Reports

The Committee shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries, and others as required by law.

6.7     Payment of Expenses

All expenses of administration may be paid by the Company. Such expenses shall include any expenses incident to the functioning of the Committee, including, but not limited to, fees of accountants, legal counsel, and other specialists and their agents, and other costs of administering the Plan.

6.8     Claims Procedure and Review

Claims for benefits under the Plan shall be filed on forms supplied by Company. Written or electronic notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application therefor is filed, unless special circumstances require an extension of time (not to exceed 90 additional days) for processing the claim. In the event the claim is denied, the reasons for the denial shall be specifically set forth, pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the claimant can perfect the claim and whether further material or information is necessary.

        Any Employee, former Employee, or Beneficiary, who has been denied a benefit or feels aggrieved by any other action of Company shall be entitled upon written request to Company to receive a written or electronic notice of such action, together with a full and clear statement of the reasons for the action.

        If the claimant wishes further consideration of his or her position, he or she may obtain a form from Company on which to request a hearing. Such form, together with a written statement of the claimant's position, shall be filed with Company no later than 60 days after receipt of the written notification provided for in the paragraph above and in the paragraph preceding it. The claimant or his or her duly authorized representative may review pertinent documents and submit issues and comments in writing.

        The Committee shall schedule an opportunity for a full and fair hearing of the issue by the Committee or a person designated by the Committee within the next 60 days unless special circumstances (including but not limited to, the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If such an extension is necessary, written or electronic notice of the extension shall be furnished to the claimant prior to the commencement of the extension.

        The decisions on review shall be furnished to the claimant within the time limit described in the preceding paragraph. It shall include specific reasons for the decision, expressed in a manner calculated to be understood by the claimant and shall specifically refer to pertinent Plan provisions on which it is based. The claimant shall be advised that if he or she wishes to pursue his or her claim further, he or she may file suit in federal or state court and that the court will decide who should pay court costs and legal fees.

6.9 Correction of Administrative Errors. If an error is made in the administration of the Plan, the Committee shall promptly correct the error upon its discovery. For this purpose, "administration" shall encompass the entire operation of the Plan, including but not limited to, eligibility, participation and benefit calculation and distribution. If a Beneficiary has been denied a benefit distribution due to such administrative oversight, the Committee shall determine the correct interest of the Beneficiary and shall disburse an amount to the Beneficiary as is necessary to rectify the error, without payment of interest or penalty. If an excessive distribution has been made to a Beneficiary, the Committee shall advise the party who received the distribution of the error and shall take such actions on the Plan's behalf as are necessary to recover the excessive payment.

ARTICLE VII  AMENDMENT OR TERMINATION OF PLAN

        In its discretion and acting in a nonfiduciary capacity, the Committee shall have the right to amend the Plan at any time, and to amend or cancel any such action. Plan amendments shall be stated in an instrument executed by the Company in the same manner as the Plan, and the Plan shall be deemed to have been amended in the manner and at the time therein set forth, and all Participants and Beneficiaries shall be bound thereby. Notwithstanding the preceding sentence, no plan amendment shall modify the right of a Participant to a death benefit nor reduce the amount of the Basic Benefit and Supplemental

Benefit, as such rights are set forth in Articles III and V. Moreover, no amendment shall be effective that lessens the benefits hereunder to Participants and Beneficiaries if adopted at any time after the date that is six months prior to a Change in Control. For the purpose of the preceding sentences, both an amendment to the definition of "Change in Control" and modifying the consequences of a Change in Control shall be treated as permissible so long as such amendment is adopted prior to the date that is six months before a Change in Control.

        The Committee shall have the right to terminate the Plan at any time. In the case of a Vested Participant, such termination shall not, however, lessen any of the rights of such Participant to a death benefit nor reduce the amount of the Basic Benefit and Supplemental Benefit, as such rights are set forth in Articles III and V. Such termination shall eliminate any rights hereunder of a Participant who is not Vested as of the date of termination; provided, however, that the rights of a non-Vested Participant shall not be eliminated if the Company and/or an Employer adopts a plan within six months after the date that a resolution terminating this Plan is adopted if the new plan (a "successor plan") provides benefits to any of the Participants in this Plan that are substantially equivalent to the benefits previously provided under this Plan. If such successor plan is adopted, a non-Vested Participant shall remain entitled to benefits under this Plan as if it had not been terminated.

ARTICLE VIII  MISCELLANEOUS PROVISIONS

8.1 Information to be Furnished. Participants and Beneficiaries shall provide the Committee with such information and evidence, and shall sign such documents, as may reasonably be requested from time to time for the purpose of administration of the Plan.

8.2 Limitation on Participants' Rights. Participation in the Plan shall not give any Employee the right to be retained in the Company's employ, or any right or interest in the benefits provided under the Plan other than as herein provided. The Company reserves the right to dismiss any Employee without any liability for any claim either against the Plan, except to the extent herein provided, or against the Company.

8.3 Governing Law. The Plan shall be construed, administered and enforced according to the laws of the state of California, except to the extent the law of such state is superseded by ERISA or other federal laws.

8.4 Receipt and Release. Any payment to any Beneficiary in accordance with the provisions of the Plan shall be, to the extent thereof, in full satisfaction of all claims against the Committee and the Company; and the Company may require such Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

8.5 Nonassignability. None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to any claim of any creditor of any Participant or Beneficiary and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of such person, nor shall any Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which may be payable under the Plan.

8.6 Incompetency. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the date on which the Committee receives a written notice, in a form and manner acceptable to the Committee, that such person is incompetent or a minor, for whom a guardian or other person legally vested with the care of his person or estate has been appointed; provided, however, that if the Committee shall find that any person to whom a benefit is payable under the Plan is unable to care for his affairs because of incompetency, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent or a brother or sister, or to any person or institution deemed by the Committee to have incurred expense for such person otherwise entitled to payment. To the extent permitted by law, any such payment so made shall be a complete discharge of liability therefor under the Plan.

8.7 Benefits Solely from General Assets. The benefits provided by the Plan shall be paid solely from the general assets of the Company. No Participant, Beneficiary or other person shall have any claim against, right to, or security or other interest in, any specific fund, account, insurance policy, or other asset of the Company with respect to benefits under the Plan.

8.8 Notices. Any notice or other communication required or permitted to be given under the Plan shall be given in writing and shall be delivered by hand or by registered or certified mail, postage prepaid, return receipt requested and shall be delivered to the address set forth below or to such other addresses as may be designed by the parties in a notice given pursuant to this Section. If to the Company or the Committee:

               KB Home
               Attn.:
               Corporate Offices
               10990 Wilshire Blvd.
               7th Floor
               Los Angeles, CA 90024

If to the Participant or Beneficiary:
               At the last known address of such Participant or Beneficiary as reflected in the records of the Company.

Any notice or communication given in conformity with this Section shall be deemed effective when received by the addressee if delivered by hand and five days after mailing if mailed.

8.9 Tax Withholding. Any benefits payable to a Beneficiary under the Plan shall be reduced to the extent of any withholding of the Beneficiary's income taxes by the Company as required by law.

ARTICLE IX ESTABLISHMENT OF TRUST AND SPECIAL PROVISIONS IN THE EVENT OF A CHANGE IN CONTROL

9.1 Establishment of the Trust. The Company shall establish a Trust as a part of the Plan in order to implement and carry out the provisions of the Plan and to finance the benefits under the Plan. The Company shall establish the Trust by entering into a Trust Agreement with a Trustee selected by the Committee. The Trust shall be an irrevocable grantor trust within the meaning of Code sections 671 through 677, and the Company and/or each Employer shall be treated as the owner of the Trust in a manner consistent with the grantor trust rules. It is intended that the Trust shall be in such form as may be necessary for the Plan to be deemed unfunded for purposes of the ERISA.

        The Trust shall maintain a Trust Fund. The administration and management of the Trust Fund shall be set forth in the Trust Agreement, the terms of which shall be consistent with the provisions of this Plan. Nothing in the Trust Agreement shall impair the rights of the Participant and his Beneficiary nor shall the agreement limit the obligations of the Company under this Plan.

9.2 Trust Assets and Contributions. The Trust shall hold any insurance policies that are purchased on the lives of Participants under the Plan. The Company and/or each Employer shall make contributions to the Trust in an amount at least equal to that amount necessary to maintain such policies. The terms of the Trust shall provide that, absent a Change in Control, the death benefits under the policies shall be payable to the Trust.

        Notwithstanding the foregoing, within 30 days of a Change in Control, the Company and/or Employer shall pay the additional contributions to the Trust set forth in this section on behalf of each Participant in the Plan as of the date of the Change in Control. The additional contribution shall consist of two components, A and B, each of which shall be computed on a Participant-by-Participant basis.

        The A component for each Participant equals the premium payment on the life insurance policy maintained on the life of that Participant required in order for the policy to be fully paid up. As used in this paragraph, the term "fully paid up" means that, after the payment described in the preceding sentence is paid as premium to the insurer, the value of the policy is such that the policy is projected to be able to pay at least the Basic Benefit applicable to the Participant if the Participant dies at any time after the Change in Control and during the period ending when the Participant would attain age 100. For this purpose the amount to be paid shall be calculated by assuming that the future investment return on the policy will equal the guaranteed investment division rate quoted by the insurer (or, if the insurer, does not have a "guaranteed investment division rate," the rate most analogous to such rate) at the time of the Change in Control.

        The B component is the "Gross-Up Payment." It equals the amount, such that the net amount retained by the Employee from the Gross-Up Payment, after deducting any U.S. federal, state, and/or local income or payroll tax upon the Gross-up Payment, equals the total of all federal, state, and/or local income or payroll taxes imposed because of the distribution of the policy described in this section. For the purpose of the preceding sentence, "income taxes" shall also include excise taxes imposed on the Participant as a result of the distribution, including the excise tax under Section 4999 of the Code (or any successor thereto), if applicable.

        The Participant may elect that the determination of the A and B component shall be made by a nationally recognized certified public accounting firm as may be designated by the Participant (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Participant within 15 business days of the receipt of notice from the Participant that there has been a Change in Control, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. The necessary payments to the Trust shall be paid by the Company and/or Employer within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm that is supported by its unqualified opinion shall be binding upon the Company and the Participant. As a result of the uncertainty of the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that payments will not have been made by the Company and/or Employer that should have been made as part of the B component ("Underpayment"). In the event that the Participant is required to make any payment of excise tax under
Section 4999 that was not contemplated as part of the initial B component, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company and/or Employer to or for the benefit of the Participant. Such underpayment shall be calculated in a manner that takes into account any interest or penalties imposed upon the Participant and any taxes (calculated as described above) imposed upon the Underpayment, with the result that, after receipt of the Underpayment, the Participant is in the same position that he or she would have been in if the fully paid up policy had been distributed free of any tax consequences.

        Immediately after receiving the A and B components, the trustee of the Trust shall transmit the A component to the insurer and then cause the policy on the life of the Participant and an amount equal to the B component to be paid to the Participant. To the extent the B component is paid directly to the Participant, the obligation to pay such amount to the Trust shall be treated as discharged.

        In addition to the payments previously described in this section, the Trust may provide for additional contributions to a reserve to fund any necessary expenses of the trustee, including expenses relating to the enforcement of the right of the Trust to receive payments hereunder.

9.3 Payment of Benefits. The benefits under this Plan shall be paid from the Trust Fund except to the extent paid by the Company and/or Employer and, to the extent of such payment, shall discharge any obligation of the Company and/or Employer hereunder. To the extent the payment of required benefits under the Plan is not paid from the Trust, payment of benefits shall be made from the general assets of the Company.

TO RECORD THE ADOPTION OF THIS PLAN, the Company has caused this document to be executed in its name as of the first day of November 1, 2001, by its officer thereunto duly authorized.

                                    KB Home


                                    By: /s/ CORY F. COHEN
                                        ------------------------------